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                                                                   Exhibit 10(b)


                            GULTON ACQUISITION CORP.
                              EMPLOYMENT AGREEMENT


            THIS AGREEMENT, made and entered into as of the 11th day of December, 1996, by and between Gulton Acquisition Corp., (hereinafter called the "Corporation"), a Delaware corporation, and Robert D. Pabst (hereinafter called the "Employee").

                                WITNESSETH THAT:

            WHEREAS, the Employee presently serves as an employee of Electro-Voice, Incorporated; and

            WHEREAS, the parties desire to set forth in this Agreement the terms and conditions of their continuing employment relationship from and after the date of the closing (the "Closing Date") of the transactions contemplated by the Purchase Agreement by and among Mark IV Industries, Inc., Gulton Industries, Inc., Mark IV PLC and Gulton Acquisition Corp. (the "Purchase Agreement");

            NOW, THEREFORE, the Corporation and the Employee, each intending to be legally bound, hereby mutually covenant and agree as follows:
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            1. Employment and Term. The Corporation hereby agrees to employ the
Employee in a full-time capacity for the term commencing on the Closing Date and ending on the third anniversary thereof, and the Employee hereby accepts such employment, subject to earlier termination in accordance with Section 6. The term of the Agreement shall be automatically extended, upon the terms and conditions set forth herein, for successive periods of one year each, unless either party, at least 6 months prior to the expiration of the original term or any extended term, shall give written notice to the other of its intention not to renew such employment. The period during which the Employee is employed pursuant to this Agreement, including any extension thereof in accordance with the preceding sentence, shall be referred to as the "Employment Period".

            2. Position and Duties. During the Employment Period, the Employee shall serve the Corporation as Chief Executive Officer and President of the Corporation and in such other position or positions with the Corporation and any of its subsidiaries and affiliates as the Board of


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Directors of the Corporation (the "Board") shall from time to time specify, and shall have such duties consistent with such position or positions and of a senior executive nature as may be assigned to him or her from time to time by the Board. The Employee shall not be required to move to a work location beyond 25 miles from that existing at the Closing Date, nor shall he or she be required to accept a position or duties which entail a substantial increase in travel relative to that which has been typical of his or her position held immediately prior to the Closing Date. In case the Employee refuses to accept such relocation or change in position or duties and, as a result is no longer able to perform the duties described herein, he or she may resign, and the Corporation shall be treated as having terminated the Employee's employment without Cause under Section 6(c) hereof.

            3. Compensation.

            (a) Base Salary. For his or her services performed pursuant to this Agreement, during the Employment Period, the Corporation shall pay the


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      Employee a base salary at the rate of $230,000 per annum (the "Base
      Salary"), which may be increased at the discretion of the Board, payable in accordance with the Corporation's regular payroll practices but in no event less than monthly.

            (b) Vacation. During the Employment Period, the Employee shall be entitled to not less than 5 weeks paid vacation annually.

            (c) Annual Bonus. During the Employment Period, the Employee shall be entitled to an annual bonus paid by the Corporation within 90 days after the close of each fiscal year, in an amount determined in accordance with the terms of the Corporation's Annual Bonus Plan as summarized in this Section 3(c). For purposes of determining such annual bonus, the Board, in its sole discretion, shall annually, on or before March 31 of each year, establish a reasonable performance target based on the Corporation's projected earnings before interest, tax, depreciation and amortization (the "Target") for the next fiscal year of the Corporation


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      (the "Fiscal Year"). If, for any Fiscal Year, at least 90% of the Target for such Fiscal Year is achieved, then the Employee shall receive a bonus of 25% of his or her Base Salary and shall receive an additional bonus of 2.5% of his or her Base Salary for each one percentage point by which the actual result exceeds 90% of the Target, progressing linearly to a maximum bonus of 100% of Base Salary when the actual result is 120%, or more, of the Target.

            4. Other Benefits. In addition to the compensation to be paid to the Employee pursuant to Section 3, during the Employment Period, the Employee shall be entitled to the following additional benefits (the "Benefits").

            (a) The Employee shall be eligible to participate in those employee pension and welfare benefit plans sponsored from time to time by the Corporation in which employees of comparable positions are eligible to par- ticipate, in each such case, at a level commensurate with the Employee's position and duties with the Corporation and in accordance with the generally appli-


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      cable provisions thereof. It is the current intention of the Corporation to maintain Benefits, other than defined benefit pension benefits, during the term of this Agreement, at or about the level in effect immediately after the Closing Date; although the Corporation reserves the right to modify or terminate any such Benefits. In the event that Benefits are reduced from the levels in effect immediately after the Closing Date, without the provision of comparable or superior Benefits, the Corporation shall make an additional payment, in cash, to the Employee to compensate him for such reduction in Benefits. For purposes of the preceding sentence, the amount of any additional payment shall be calculated within 90 days of the fiscal year-end and paid to the Employee as soon as reasonably practicable thereafter.

            (b) The Employee may be entitled to other perquisites as determined by the Board after taking into account the type of perquisites which are provided to


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      employees in comparable positions with comparable companies.

            5. Covenants of the Employee. In order to induce the Corporation to enter into this Agreement, the Employee hereby agrees as follows:

            (a) Confidentiality. The Employee shall keep confidential and shall not divulge to any other person or entity, during the term of this Agreement and there after, any of the business secrets or other confiden-tial information regarding the customers, employees, operations, financial condition, revenues or projections of the Corporation or any of its subsidiaries or affiliates, which have not otherwise become public knowledge, other than as a result of the Employee's breach of this Section 5(a); provided, however, that nothing in this Agreement shall preclude the Employee from disclosing information (i) in the normal course of conducting the business of the Corporation or any of its subsidiaries or affiliates, (ii) as may be required by law, court or governmental order or governmental

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      regulation, (iii) which is disclosed to the Employee by one not under obligations of confidentiality to the Corporation and is in the public domain, or (iv) which the Corporation has expressly given the Employee the right to use or disclose.

            (b) Records. All papers, books and records, of every kind and description and in whatever media, relating to the business or affairs of the Corporation or any of its subsidiaries or affiliates, whether or not prepared by the Employee, shall be the sole and exclusive property of the Corporation or such subsidiary, and the Employee shall surrender them to the Corporation at any time upon request of the Board.

            (c) Non-Competition. The Employee shall not, during the Employment Period and for a period ending on the earlier of the first anniversary of
      (i) the expiration of the term of this Agreement or (ii) the termination of the Employee's employment with the Corporation, its subsidiaries and its affiliates for any reason, by himself or herself or in partnership or


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      as an equity owner or in conjunction with or as a consultant, adviser, manager, employee or agent of any other person, business, firm, corporation or other entity, either directly or indirectly, undertake or carry on or be engaged or have any financial or other interest in, or in any other manner become associated with, any person, firm, corporation or other entity engaged in the business of the manufacturing and sale of professional sound system products for forums where music or speech is amplified, including, without limitation, packaging, marketing, distributing, advertising, promoting, merchandising or selling wired and wireless microphones, mixing consoles, signal processors, amplifiers, loudspeakers and loudspeaker systems; provided, however, that (x) nothing in this paragraph 5(c) shall prohibit the Employee from holding up to 2% of the outstanding voting shares of any publicly traded company, and
      (y) the Employee shall not be in violation of the provisions hereof as a result of providing general business advice, for which he or she


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      does not receive compensation, on a non-substantial and non-recurring basis. If the Employee is terminated without Cause, this paragraph 5(c) shall not have any application to any period following such termination.

            (d) Enforcement. The Employee agrees and war rants that the covenants contained herein are reason able, that valid consideration has been and will be received therefor and that the agreements set forth herein are the result of arm's-length negotiations between the parties hereto. The Employee recognizes that the provisions of this Section 5 are vitally important to the continuing welfare of the Corporation, its subsidiaries and its affiliates and that money damages constitute a totally inadequate remedy for any violation or threatened violation thereof. Accordingly, in the event of any such violation or threatened violation by the Employee, the Corporation, its subsidiaries and its affiliates, in addition to any other remedies they may have, shall have the right to compel specific performance thereof or to obtain an injunc-


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      tion, restraining order or other equitable relief (without the requirement to post a bond) restraining the Employee from committing any violation of any covenant or obligation of this Section 5. It is the desire of the parties that the provisions of this Section 5 be enforced to the fullest extent possible under the law and public policies in each jurisdiction in which enforcement is sought. Accordingly, without in any way limiting the general applicability of Sec tion 11 hereto, if any particular portion of this Sec tion 5 shall be or become unenforceable in any respect, such portion of this Section 5 shall be deemed reformed to make such portion enforceable in a manner which provides the Corporation the maximum rights permitted at law.

            6.  Termination.

            (a) Termination due to death, disability or for Cause. This Agreement, other than the provision of clauses (x), (y) and (z) set forth below and the provisions of Section 5 hereof, shall terminate immediately


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      in the event (i) of the Employee's death, (ii) that, in the reasonable and sole judgment of the Board, the Employee is disabled so as to be unable to perform his or her material duties hereunder and such disability has continued for a period of at least six consecutive months (such a termination, a "Disability Termination"); provided that if the Employee is not absent from employment due to any such disability, the Employee will not incur a Disability Termination until six months after he or she has received written notice from the Corporation that it believes that the Employee is not performing his or her material duties hereunder, or (iii) the Board discharges the Employee from his or her employment hereunder for Cause (as hereinafter defined), in each such case, without any further liability to the Employee other than for (x) Base Salary earned, but unpaid, for services rendered to the Corporation prior to the date of the Employee's termination of employment ("Earned Salary"), (y) vacation earned, but unpaid, as of the date of the Employee's


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      termination of employment ("Accrued Vacation") and (z) for vested benefits under, and payable in accordance with the terms of, the Corporation's employee benefit plans ("Vested Benefits") pursuant to which the Employee is entitled to benefits. Any discharge of the Employee for Cause, and the effective date thereof, shall be communicated to the Employee in writing.

            (b) Definition of Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following and shall be determined by the Board in its sole discretion: (i) gross insubordination or gross negligence on the part of the Employee in the performance of his or her employment-related duties described herein, (ii) the Employee's theft of Corporation-owned property, (iii) the material breach by the Employee of any written covenant or agreement set forth in paragraph 5 hereof, or
      (iv) any other material breach of any of the Employee's material obligations under this Agreement.


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            (c) Termination by the Corporation without Cause. This Agreement, other than the provisions of clause (i), (ii) and (iii) set forth below and the provisions of Paragraph 5 hereof, shall terminate immediately in the event of the termination of the Employee's employment by the Corporation other than for Cause. In the event of any such termination by the Corporation with out Cause during the Employment Period, the Employee will thereupon cease to be an employee of the Corporation and all obligations of the Corporation to the Employee shall terminate, except that (i) the Employee shall be entitled to payment of his or her Earned Salary, Accrued Vacation and Vested Benefits, (ii) the Corporation shall pay the Employee a pro rata annual bonus for the year of termination at the herein specified time for such payments, and (iii) the Corporation shall continue to pay the Base Salary in accordance with the regular payroll practices and to provide Benefits at the level in effect at the time of the termination for a severance period of 18 months


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      from the anniversary of such termination. The amount of the bonus described in clause (ii) above shall be determined at the end of the Fiscal Year in which the termination occurs and shall be equal to the amount of the Annual Bonus determined in accordance with the terms and conditions of the Annual Bonus Plan (assuming that the applicable performance Targets have been achieved for such Fiscal Year) multiplied by a fraction, the numerator of which is the number of days in the Fiscal Year until the date of Termination and the denominator of which is 360.

            (d) Termination due to non-renewal. Notwithstanding paragraph (c) above, if the Employee terminates employment with the Corporation upon expiration of this Agreement and the Agreement expired because the Corporation opted not to renew the Agreement in accordance with Section 1 hereof, (i) the Corporation will continue to pay the Employee his or her Base Salary in accordance with the regular payroll practices for a severance period of six months from the


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      Anniversary of such termination and (ii) the Employee shall be entitled to payment of his or her Earned Salary, Accrued Vacation and Vested Benefits.

            (e) Discharge of Corporation's Obligations. Upon the payments by the Corporation of the sums set forth in Sections 6(a)(x), (y) and (z), Sections 6(c)(i), (ii) and (iii) and, if applicable, Sections 6(d) or 6(f), all of the Corporation's obligations to make any further payments to the Employee pursuant to this Agreement shall be terminated.

            (f) Severance Benefits. If the Corporation terminates the Employee's employment without Cause within three months after the Closing Date, Employee acknowledges and agrees that (i) he or she shall not be entitled to receive any severance or other termination benefits from the Corporation or any of its affiliates; (ii) the Corporation or any of its affiliates shall have no further liability to the Employee other than as is expressly set forth in Sections 6(c)(i) and (ii) above, and (iii) the Employee's sole rights and reme-


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      dies in respect of the Severance Policy for Mark IV Audio (or any comparable policy thereto) shall be as and against Mark IV Industries and not the Corporation. If the Corporation terminates the Employee's employment other than for Cause more than three months after the Closing Date, the Corporation's sole liability in respect of severance or other termination benefits shall be determined in accordance with Sections 6(c)(i), (ii) and (iii) or 6(d) above.

            7. Entire Agreement. This Agreement constitutes and expresses the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior negotiations, discussions, agreements and understandings (including, without limitation, any severance plan, policy or other arrangement entered into prior to the Closing Date with Mark IV Industries or any direct or indirect subsidiary thereof), relating to such subject matter; provided, that, if the Employee's employment is terminated by the Corporation without Cause prior to the date which is three months after the Closing Date, this Agreement shall


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not supersede any claim the Employee may have against Mark
IV Industries under the Mark IV Audio Severance Policy referred to in Section 6(f) above.

            8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a)  if to the Corporation, to:
                 Gulton Acquisition Corp.
                 Greenwich Street Capital Partners, Inc.
                 388 Greenwich Street, 36th Floor
                 New York, New York 10013
                 Attention: Nick Sommers

            (b) if to the Employee, to the Employee's address reflected in the personnel records of the Corporation.

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

            9. Survival. Sections 5, 6, 15 and 16 shall survive the termination hereof, whether such termination shall be by expiration of the period of employment provided


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in Section 1 hereof or as a result of the provisions of Section 6 hereof.

            10. Binding Effect and Benefit. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Corporation arising out of this Agreement may be assigned to any corporation controlling, controlled by or under common control with the Corporation, or succeeding to the business and substantially all of the assets of the Corporation or any subsidiaries or affiliates for which the Employee per forms substantial services; provided, however, that no such assignment shall relieve the Corporation of its obligations hereunder without the express written consent of the Employee. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, devises, personal representatives, successors and assigns.

            11. Severability. In the event that any one or more of the provisions of this Agreement shall be or become


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invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining pro visions contained herein shall not be affected thereby.

            12. Amendment. This Agreement can be amended or modified only by a written agreement of the parties hereto.

            13. Withholding. The Corporation shall be entitled to withhold from payments due hereunder any required federal, state or local withholding or other taxes.

            14. Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            15. Applicable Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware, other than the conflict of laws provisions of such laws.

            16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT, PRO-


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CEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, THE SUBJECT MATTER OF ANY OF THE FOREGOING OR THE ACTIONS OF ANY PARTY HERETO OR THERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

            17. Effect of Agreement. This Agreement shall become effective upon the completion of the sale of the Audio Products Group Companies (as defined in the Purchase Agreement) to Gulton Acquisition Corp. (the "Sale"). Prior to the Sale, or in the event that the Sale does not occur on or before March 31, 1997, the Corporation and the Employee shall have no obligation or liability under this Agreement and the Employee shall have no claim for any compensation or other benefits from the Corporation.


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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    GULTON ACQUISITION CORP.


                                    By: /s/ NICHOLAS E. SOMERS
                                        -----------------------------------
                                        Name: Nicholas E. Somers
                                        Title: President


                                        /s/ ROBERT D. PABST
                                        -----------------------------------
                                        Robert D. Pabst